Investor Letter 4Q 2024 March 6, 2025 Exhibit 99.2

Investors, Customers, and Employees – March 6, 2025 2024 was a pivotal year for our business. We demonstrated momentum through winning major contracts, expanding our backlog and growing our pipeline, maturing our technology portfolio, and restructuring our debt to strengthen our financial position for the long term. These efforts were driven by strong execution from our team. While we made meaningful progress in several areas, the year also presented challenges, and our financial results reflect both factors. Since I became CEO on January 15, I’ve had the opportunity to assess our business, engage with our outstanding people, and refine our path forward. My focus is clear: positioning BigBear.ai for long-term, sustainable profitability and growth. One of the most immediate and significant steps we have taken over the past six weeks is strengthening our balance sheet. As reflected in our financial update, you will note that, in the last six weeks, the cash position of our business has significantly improved, and the debt position has materially reduced. The new 2029 Notes also provide us with the optionality to settle future interest payments in stock or in cash, at our election. These developments create greater financial flexibility and give us the ability to execute with confidence and discipline as we look ahead. That said, we will be responsible with our strengthened balance sheet and will look to allocate capital only towards projects that aim to provide material improvement to shareholder return. Our guidance for 2025 reflects this disciplined approach, and a clear-eyed view of the key market segments on which we are focused. We believe the outlook is quite positive for the markets we serve, and that we are well-positioned to grow within them. These segments – border security, defense, intelligence, and critical infrastructure – are all targeted for continuing deployment of AI-driven technology solutions: smart investments to enhance our national security. Globally, U.S. allies and partners are also investing in these areas. BigBear.ai intends to continue to provide leading AI capabilities and advanced technology solutions for our customers at home and abroad. At the same time, we are in the initial stages of a transition of government and an effort to achieve efficiency in the Federal budget. As the Administration works to confirm that taxpayer dollars are being deployed to acquire value for the U.S. Government and the American people, it is likely that there will be short to mid- term delays or disruptions in Federal contracts. This is not only an issue for us, but also for all businesses who supply the Federal Government with goods and services. Page 1 Letter from the CEO

Letter from the CEO Additionally, our Federal Government customers are operating under a continuing resolution, which means that funding levels remain uncertain and most new contract starts are delayed. Despite the uncertainty, we are committed to navigating these dynamics, sustaining our core contracts through continued quality delivery, and capitalizing on the opportunities ahead. As a result, the guidance we are communicating, particularly around revenue, recognizes both increased internal discipline and the dynamic external environment. For the year-ended December 31, 2025, the Company projects: • Revenue between $160 million and $180 million • Adjusted EBITDA* — negative single digit millions As we move forward, my priority is to drive effective execution in our core business, focus our investments on high-impact AI initiatives, and enhance the value we deliver to both our customers and our shareholders. BigBear.ai has a unique position in an industry that is rapidly evolving, and I am confident in our ability to build on our strengths and accelerate on our path to sustainable growth. Regards, Kevin McAleenan CEO, BigBear.ai Page 2*Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Financial Measures” section in this letter for additional information and a reconciliation. For a recap of highlights from the year, please visit the Press Releases page of our website.

BigBear.ai

Growth and Profitability Momentum


Q4 Revenue
$40.6
+8%
$43.8
Q4 2023
Q4 2024


Revenue
$155.2
+2%
$158.2
2023
2024


Net Loss
($7.4)
(12.2)
Remaining Net Loss
Goodwill Impairment
Impact of Fair Value of Derivatives
($108.1)
(85.0)
(13.3)
2023
2024


Adjusted EBITDA*
($3.2)
+$0.8M
($2.4)
2023
2024


Gross Profit
$40.6
+11%
$45.2
2023
2024


Gross Margin
26.2%
+240 bps
28.6%
2023
2024


R&D
$5.0
+116%
$10.9
2023
2024


Backlog
$167.8
2.5X
$418.3
2023
2024

*Adjusted EBITDA is a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section in this letter for additional information and a reconciliation.

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Strengthened Balance Sheet $32.6 $50.1 $50.1 $64.7 Q4 2023 Q4 2024 Q4 24 + WARRANTS Cash and Cash Equivalents • Raised $64.7M of gross proceeds from warrant exercises in Q1 2025 from warrants issued in 2024 • Debt Exchange o Exchanged $182M of 6% convertible notes due in 2026 for new 6% convertible senior secured notes due in 2029 o Optionality to settle future interest payments in cash or stock o $58M of 2029 notes already converted in Q1 2025; net debt* position for convertible notes is $142M • Significant improvement in Net Debt* to $27M (from $150M in Q4 2024) and Debt-to-Cash ratio* to 1.2 (from 4.0 in Q4 2024)Ratio at 1.21 • *Debt to Cash Ratio is defined as principal outstanding on convertible notes divided by cash and cash equivalents. • *Net Debt is defined as principal outstanding on convertible notes, less cash and cash equivalents. • The current debt balance was derived from the principal due on convertible notes as of 4Q 24 and subtracting $57.7 million of debt based on conversions of the 2029 Notes executed through the date of this release. • The current cash balance is the sum of the 4Q 24 cash and cash equivalents balance plus $64.7 million of gross cash proceeds from the exercise of warrants through the date of this release. Page 5 $13 $22 $30 $32 $33 $81 $72 $66 $50 $115 $200 $200 $200 $200 $200 $200 $200 $200 $200 $142 15.8 9.2 6.7 6.2 6.1 2.5 2.8 3.0 4.0 1.2 - 3.0 6.0 9.0 12.0 15.0 18.0 21.0 $- $50 $100 $150 $200 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 Current De bt -t o- Ca sh R at io $ M ill io ns Debt to Cash Ratio* Cash and Cash Equivalents Principal Outstanding on Convertible Notes Debt to Cash Net Debt $27M

2025 Guidance Revenue Growth • Forecasting FY 25 revenue $160M - $180M Adjusted EBITDA* • Negative single digit millions $158.2 $160 - $180M 2024 REVENUE 2025 GUIDANCE RANGE Revenue Guidance ($M) We believe our 2025 guidance reflects a responsible approach to the challenge of predicting revenue in a complex environment where governments and large corporations around the world navigate the challenges of acquiring and regulating new technologies. While some variability (lumpiness) is inherent at this stage, for us and others who operate in our world, success will be determined by steady, long-term, revenue growth. In the event that some form of US Government shutdown was to take place in 2025, or a substantial shift in government national security priorities, BigBear.ai would review its guidance as part of prudent financial planning and its efforts to build a long-term sustainable business. *Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Financial Measures” section in this letter for additional information and a reconciliation. Page 6

Forward-Looking Statements This presentation contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “aim” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing BigBear’s assessment as of any date subsequent to this letter. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; changes in government programs or applicable requirements or government shutdowns; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; risks regarding the market and our customers accepting and adopting our products, including future new product offerings; the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products; our ability to successfully execute and realize the benefits of joint ventures, channel sales relationships, partnerships, strategic alliances, subcontracting opportunities, customer contracts and other commercial agreements to which we are a party; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this presentation. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements. Non-GAAP Financial Information This presentation includes financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Net Debt, and Debt-to-Cash Ratio. We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies. Net Debt is defined as the sum of short-term and long-term debt, less cash and cash equivalents. Debt-to-Cash Ratio is defined as the sum of short-term and long-term debt divided by cash and cash equivalents. EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase (decrease) in fair value of derivatives, restructuring charges, nonrecurring integration costs and strategic initiatives, non-recurring litigation, transaction expenses, goodwill impairment, and loss on extinguishment of debt. Reconciliations to the most directly comparable GAAP measures are provided in the Appendix to this presentation. Page 7

Appendix

BigBear.ai

Supplemental Non-GAAP Information

$ thousands	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net loss	$ (108,034)	$ (21,256)	$ (257,094)	$ (60,366)
Interest expense	3,597	3,544	14,244	14,200
Interest income	(486)	(306)	(2,293)	(392)
Income tax expense (benefit)	13	50	35	101
Depreciation and amortization	3,132	1,965	11,872	7,901
EBITDA	**(101,778)**	**(16,003)**	**(233,236)**	**(38,556)**
Adjustments:				
Equity-based compensation	5,053	6,079	21,127	18,671
Employer payroll taxes related to equity-based compensation[1]	244	75	985	440
Net (decrease) increase in fair value of derivatives[2]	93,317	9,395	108,149	7,424
Restructuring charges[3]	(30)	42	1,287	822
Non-recurring strategic initiatives[4]	1,517	545	6,459	3,025
Non-recurring litigation[5]	23	2,250	1,142	2,250
Transaction expenses[6]	-	1,284	1,450	2,721
Non-recurring integration costs[7]	175	-	1,800	-
Goodwill impairment[8]	-	-	85,000	-
Loss on extinguishment of debt[9]	3,440	-	3,440	-
Adjusted EBITDA	**$ 1,961**	**$ 3,667**	**$ (2,397)**	**$ (3,203)**

[1] Includes employer payroll taxes due upon the vesting of equity awards granted to employees.

[2] The increase in fair value of derivatives during the year ended December 31, 2024, relates to the $42.3 million loss recorded upon the exercise of the 2023 RDO and 2023 PIPE Warrants (the "2023 Warrants") and issuance of the warrants in 2024 (the "2024 Warrants") in connection with the warrant exercise agreements entered into on February 27, 2024 and March 4, 2024. The remaining loss relates to $(11.4) million fair market value adjustment of the 2024 Warrants and IPO Warrants during the year ended December 31, 2024.This loss is net of a $10.6 million gain related to the issuance of the 2024 Warrants and was further offset by a reduction of $(11.4) million upon remeasurement of the 2024 Warrants and IPO Warrants' fair value during the year ended December 31, 2024. The increase in fair value of derivatives during the year ended December 31, 2023 primarily relates to changes in the fair value of PIPE warrant and RDO warrants issued during the first and second quarters of 2023. Additionally, for the year-ended December 31, 2024, $54.4 million is related to derivative liabilities in connection with the 2029 Convertible Notes.

[3] During the year ended December 31, 2024 and the year ended December 31, 2023, the Company incurred employee separation costs associated with a strategic review of the Company's capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.

[4] Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.

[5] Non-recurring litigation consists primarily of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy.

[6] Transaction expenses during the years ended December 31, 2024 and December 31, 2023 consist primarily of diligence, legal and other related expenses incurred associated with the Pangiam acquisition.

[7] Non-recurring internal integration costs related to the Pangiam acquisition.

[8] During the year ended December 31, 2024, the Company recognized a non-cash goodwill impairment charge primarily driven by a decrease in share price during the quarter compared to the share price of the equity issued as consideration for the purchase of Pangiam.

[9] Loss on extinguishment of debt is related to the exchange of the 6.00% convertible senior notes due in 2026 for 6.00% convertible senior secured notes due in 2029.

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